THIS OPTION AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS. THIS OPTION MAY NOT BE TRANSFERRED EXCEPT BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION. THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD, PLEDGED (EXCEPT A PLEDGE PURSUANT TO THE TERMS OF WHICH ANY OFFER OR SALE UPON FORECLOSURE WOULD BE MADE IN A MANNER THAT WOULD NOT VIOLATE THE REGISTRATION PROVISIONS OF FEDERAL OR STATE SECURITIES LAWS) OR OTHERWISE DISTRIBUTED FOR VALUE, NOR MAY THE SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT AN OPINION OF COUNSEL, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT NO VIOLATION OF SAID REGISTRATION PROVISIONS WOULD RESULT THEREFROM.



                               INNOVA CORPORATION
                             1990 STOCK OPTION PLAN
                                  (AS AMENDED)
                      NON-QUALIFIED STOCK OPTION AGREEMENT

                THIS AGREEMENT is entered into as of ______________ (the "Date of Grant") between INNOVA CORPORATION, a Washington corporation (the "Company"), and ________________ (the "Optionee").


                                    RECITALS:

                A. The Company has approved and adopted the Innova Corporation 1990 Stock Option Plan (as amended) (the "Plan"), pursuant to which the Board of Directors is authorized to grant to employees of the Company and other persons selected by the Plan Administrator stock options to purchase common stock, $.01 par value, of the Company (the "Common Stock");

                B. On ________ (the "Date of Grant"), the Board of Directors authorized the grant to the Optionee of a Nonqualified Stock Option (as that term is defined in the Plan) to purchase __________ shares of Common Stock (the "Option");


                                   AGREEMENT:


                                     1 of 5

                NOW, THEREFORE, the Company hereby grants to Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, __________ shares of Common Stock.

1.      EXERCISE PRICE.
        The exercise price for the Option shall be $___________ per share.

2.      VESTING SCHEDULE.
        The Option shall vest and become exercisable _____________________.

3.      OPTION NOT TRANSFERABLE.
        The Option is not transferable except by will or the laws of descent and distribution.

4.      INVESTMENT INTENT.
        By accepting this Option, Optionee represents and agrees for himself and all persons who acquire rights in this Option in accordance with the Plan through Optionee, that none of the shares of Common Stock purchased upon exercise of this Option will be distributed in violation of applicable federal and state laws and regulations, and Optionee shall furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by all transfer restrictions imposed by applicable law, legend condition, or otherwise) to that effect, prior to delivery of the purchased shares of Common Stock.

5.      TERMINATION OF OPTION.
        This Option shall terminate, to the extent not previously exercised, on
        __________________.

        In the event of the death of Optionee, any Option held by Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death.

        Notwithstanding any other term of this Agreement to the contrary, if, in the opinion of a majority of the Board of Directors of the Company, it is probable that the Company will consummate one of the transactions listed immediately below within sixty (60) days of such opinion, then the Company may demand, by written notice, that the Optionee exercise the vested portion of this Option in its entirety (including any portion as to which vesting has been accelerated by the Plan Administrator under
        Section 5(f) of the Plan). The Optionee shall have thirty (30) days from the date of such notice to exercise this Option; this entire Option shall terminate at the end of


                                     2 of 5
        such 30-day period. The events to which this demand procedure shall apply are as follows: (i) the consummation of a firmly underwritten public offering of securities of the Company, registered under the Securities Act of 1933, as amended, with an aggregate offering price of not less than $10,000,000; or (ii) a Change in Control of the Company, as defined in Section 5(n)(1) of the Plan.

6.      STOCK.
        In the case of any stock split, stock dividend or like change in the nature of shares granted by this Agreement, the number of shares and option price shall be proportionately adjusted as set forth in Section 5(m) of the Plan.

7.      EXERCISE OF OPTION.
        Each exercise of this Option shall be by means of a written notice of exercise delivered to the Secretary of the Company at its principal executive office in Seattle, Washington, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash, or by certified or cashier's check payable to the order of the Company, of the full exercise price for the Common Stock to be purchased. Upon approval of the Plan Administrator, as that term is defined in the Plan, the Optionee may pay for all or any portion of the exercise price by (i) delivery of previously held shares of Common Stock, (ii) having shares withheld from the amount of shares of Common Stock to be received by the Optionee or (iii) delivery of an irrevocable subscription agreement obligating the Optionee to take and pay for the shares of Common Stock to be purchased within one year of the date of such exercise. The shares of Common Stock received or withheld by the Company as payment shall have a fair market value equal to or greater than the full exercise price. The Optionee agrees that he will also pay to the Company the amount necessary for the Company to satisfy its withholding obligation imposed by the Code.

8.      OPTIONEE ACKNOWLEDGMENTS.
        Optionee acknowledges that he has read and understands the terms of this Agreement and the Plan, and that:

        (a) The issuance of shares of Common Stock pursuant to the exercise of this Option, and any resale of the shares of Common Stock, may only be effected in compliance with applicable state and federal laws and regulations.

        (b) He is not entitled to any rights as a shareholder with respect to any shares of Common Stock issuable hereunder until he becomes a shareholder of record;


                                     3 of 5

        (c) The shares of Common Stock subject hereto may be adjusted in the event of certain changes in the capital structure of the Company or for any other reason permitted by the Plan; and

        (d) As a condition to the exercise of this Option, the Optionee will be required to make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations.

        (e) This Agreement does not constitute an employment agreement nor does it entitle Optionee to any specific employment or to employment for a period of time and that Optionee's continued employment, if any, with the Company shall be at will and is subject to termination in accordance with the Company's prevailing policies and any other agreement between Optionee and the Company.

9.      PROFESSIONAL ADVICE.
        The acceptance and exercise of the Option and the sale of Common Stock issued pursuant to exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option or the Common Stock. Without limiting other matters to be considered, the Optionee should consider whether, upon exercise of the Option, the Optionee will file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code.

10.     NOTICES.
        Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

                Company:                      Innova Corporation
                                              3325 S. 116th Street
                                              Seattle, WA  98168

                Optionee:                     ___________________________
                       (address)              ___________________________
                                              ___________________________



11.     AGREEMENT SUBJECT TO PLAN.
        This Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any


                                     4 of 5
        amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy previously has been delivered to the Optionee. Should any conflict exist between the provisions of the Plan and those of this Agreement, those of the Plan shall govern and control. This Agreement comprises the entire understanding between the Company and the Optionee with respect to the Option and shall be construed and enforced under the laws of the State of Washington.


Dated as of _____________


                                              INNOVA CORPORATION



                                              By ___________________________

                                                     Its:  Chairman


                                              OPTIONEE

                                              ------------------------------



                                              ------------------------------
                                              Optionee's Signature



Summary of option terms:

        Date of grant                 _______________
        Vesting start date            _______________
        No. of shares                 _______________
        Exercise price                $______________
        Vesting months                _______________
        Final exercise date           _______________


                                     5 of 5